Exhibit 99.1
JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.01 par value, of Fifth Street Senior Floating Rate Corp., a Delaware corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  December 24, 2015

RiverNorth Capital Management, LLC

By:	/s/ Marcus Collins
	Name:	Marcus Collins
	Title:	Marcus Collins, General Counsel and Chief Compliance Officer

RiverNorth Capital Partners, L.P.

By:	RiverNorth Capital Management, LLC, General Partner

By:	/s/ Marcus Collins
	Name:	Marcus Collins
	Title:	Marcus Collins, General Counsel and Chief Compliance Officer

RiverNorth Institutional Partners, L.P.

By:	RiverNorth Capital Management, LLC, General Partner

By:	/s/ Marcus Collins
	Name:	Marcus Collins
	Title:	Marcus Collins, General Counsel and Chief Compliance Officer